                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF

                               CORDIS CORPORATION

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $1.00 per share (the "Shares"), of Cordis Corporation, a Florida corporation (the "Company"), and/or certificates for any associated rights (the "Rights") issued pursuant to the Rights Agreement of the Company (the "Rights Agreement"), are not immediately available (including because certificates for Rights have not yet been distributed by the Rights Agent) or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

                                The Depositary:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

              By Hand/Overnight Courier:                     By Mail:
              14 Wall Street, 8th Floor                   P.O. Box 2559
                    Suite 4680-JNJ                        Suite 4660-JNJ
               New York, New York 10005         Jersey City, New Jersey 07303-2559

                            Facsimile Transmission:
                               (201) 222-4720 or
                                 (201) 222-4721

         Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                                 (201) 222-4707

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to JNJ Acquisition Corp., a New Jersey corporation (the "Purchaser"), which is a wholly owned subsidiary of Johnson & Johnson, a New Jersey corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated October 19, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares and Rights set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares
--------------------------------------------------------------------------------

Name(s) of Record Holder(s):
 -------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Please Print

Number of Rights
--------------------------------------------------------------------------------

Certificate Nos. (if available):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Address(es):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                        Zip Code

Area Code and Tel. No.:
--------------------------------------------------------------------------------

(Check one box if Shares or Rights will be tendered by book-entry transfer)

/ /  The Depository Trust Company

/ /  Midwest Securities Trust Company

/ /  Philadelphia Depository Trust Company

Signature(s):

           ---------------------------------------------------------------------

--------------------------------------------------------------------------------

Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:

       -------------------------------

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares and/or Rights tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares and/or Rights, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other required documents (a) in the case of Shares, within three trading days after the date hereof and (b) in the case of Rights, within a period ending on the later of (i) three trading days after the date hereof or (ii) three business days after the date certificates for Rights are distributed to shareholders.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares and/or Rights to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All terms used herein have the meaning set forth in the Offer to Purchase.

Name of Firm:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

Address:
--------------------------------------------------------------------------------
                                                                      (ZIP CODE)

Name:
--------------------------------------------------------------------------------
                                  PLEASE PRINT

--------------------------------------------------------------------------------

Title:
--------------------------------------------------------------------------------

Area Code and
Tel. No.:
--------------------------------------------------------------------------------

Dated:
--------------------------------------------------------------------------------

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES AND/OR RIGHTS WITH THIS NOTICE;
           CERTIFICATES FOR SHARES AND/OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.